CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No.2-72101) of Touchstone Tax-Free Trust and to the use of our report dated August 15, 2000 incorporated therein.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

Cincinnati, Ohio
October 26, 2000